UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )


Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to pp 240.14a-12

                                LINCOLN LOGS LTD.
                 (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies.

    --------------------------------------------------------------------------
2)  Aggregate number of securities to which transaction applies.

    --------------------------------------------------------------------------
3)  Per unit price or other underlying value of transaction computed pursuant
    to Exchange    Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.

    --------------------------------------------------------------------------
4)  Proposed maximum aggregate value of transaction.

    --------------------------------------------------------------------------
5)  Total fee paid.

    --------------------------------------------------------------------------

( ) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

   ---------------------------------------------------------------------------
2) Form, Schedule or Registration Statement No.:

   ---------------------------------------------------------------------------
3) Filing Party:

   ---------------------------------------------------------------------------
4) Date Filed:

   ---------------------------------------------------------------------------

                                LINCOLN LOGS LTD.
                                5 Riverside Drive
                          Chestertown, New York  12817
                          ----------------------------

                          NOTICE OF THE ANNUAL MEETING
                               OF SHAREHOLDERS

                                July 7, 2004

  Notice is hereby given that the Annual Meeting of Shareholders of Lincoln Logs Ltd., a New York corporation (the "Company"), will be held at the Queensbury Hotel, 88 Ridge Street, Glens Falls, New York, on July 28, 2004, at 9:30 a.m., local time, for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. To approve the appointment of Urbach Kahn & Werlin LLP as independent accountants for the Company for the fiscal year ending January 31, 2005;

3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 12,000,000 shares from 10,000,000 shares;

4. To approve an amendment to the Company's Amended and Restated Stock Option Plan to increase the maximum number of shares of the Company's Common Stock available for option awards to 985,000 shares from 485,000 shares, with 485,000 issuable as Incentive Stock Options, and 500,000 issuable as Non-Qualified Stock Options; and

5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on May 28, 2004, will be entitled to notice of and to vote at the Meeting.

                                    By Order of the Board of Directors


                                    William J. Thyne
                                    Secretary

July 7, 2004

You are cordially invited to attend the Meeting and vote your shares. In the event you cannot attend, please fill in, date and sign the enclosed proxy and mail it promptly in the enclosed self-addressed envelope to ensure that your shares are represented at the Meeting. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

                               LINCOLN LOGS LTD.
                               5 Riverside Drive
                          Chestertown, New York  12817
                                ---------------
                                PROXY STATEMENT
                                ---------------


  The accompanying proxy is solicited by the Board of Directors ("Board" or "Board of Directors") of Lincoln Logs Ltd., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on July 28, 2004, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. It is expected that proxy solicitation materials will be first mailed or given to shareholders on or about July 7, 2004. The Company will pay the expense of soliciting proxies.

  Proxies in the accompanying form properly executed and received prior to the Meeting and not revoked, will be voted in the manner directed by the shareholders executing such proxies. Shares represented by the enclosed proxy will be voted in accordance with the indicated direction, or, if not directed, in accordance with the best judgment of the persons named in the enclosed proxy. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof either by
(i) notice in writing received by the Secretary of the Company, (ii) signing and delivering a new proxy card bearing a later date, or (iii) attendance at the Meeting and voting in person.

  The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. If any other matters should properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment on such matters.

  Only shareholders of record at the close of business on May 28, 2004 will be entitled to vote at the Meeting. On June 30, 2004 there were outstanding 9,040,059 shares of the Company's common stock, par value $0.01 per share ("Common Stock") which is the only outstanding class of voting securities of the Company.

  Each share of the Company's Common Stock outstanding on May 28, 2004, will be entitled to one vote on all matters. In accordance with the Company's By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-vote") will not be counted. Cumulative voting in connection with the election of directors is not permitted. In accordance with the Company's By-Laws and applicable state law, the affirmative vote of shares representing a majority of the votes cast by the holders or shares present and entitled to vote is required to approve the other matters to be voted on at the Meeting. Shares which are voted to abstain and broker non-votes are not counted as votes cast on any matter to which they relate.

  The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Meeting. Shares, which are voted to abstain, are considered as present at the Meeting for the purposes of determining a quorum. Broker non-votes are considered as not present at the Meeting for the purposes of determining a quorum.


                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

  The Company's directors are to be elected at each Annual Meeting of Shareholders. At this Meeting, nine directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting, set forth in the table below, are all recommended by the Board of Directors of the Company.

  Four meetings of the Board of Directors were held during the fiscal year ended January 31, 2004. Each of the incumbent directors attended all meetings.

Nominees for Election

  Shares represented by the enclosed proxy, unless otherwise directed, will be voted to elect the nine nominees listed below to serve until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualify. Each of the nominees has consented to being named a nominee in this Proxy Statement. In the event any nominee should become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the remaining nominees.

                           Year first
                           Elected a   Position with the Company
Name of Director      Age  Director    (other than as a Director)

Leslie M. Apple       54     2001
Samuel J. Padula      80     1985
Steven Patlin         63     2000
Reginald W. Ray, Jr.  74     1982
Richard C. Farr       75     1982	 Director of Corporate Strategy
John D. Shepherd      59     1982	 Chairman of the Board; President and
					       Chief Executive Officer
William J. Thyne      54     1999	 Vice President; Treasurer; Secretary
Jeffry J. LaPell      44     2002	 Vice President and Chief Operating Officer
Benjamin A. Shepherd  50     2003	 Vice President - Finance and Chief
                                       Financial Officer; Vice President-
                                       Corporate Development

Business Experience

  Leslie M. Apple has been a Partner and practicing attorney in the Albany, New York law firm of Whiteman Osterman & Hanna LLP for more than the past five years. From 1982 through December 1997 Mr. Apple was a Director of the Company.

From January 1987 through December 1997, Mr. Apple had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Apple was a member of the Company's Office of the Chief Executive.
Mr. Apple resigned from all positions with the Company in December 1997 and had no affiliation with the Company from that date until he was appointed to a vacant seat on the Board of Directors on November 30, 2000 and resumed his role as a Special Administrative Assistant to the President. Mr. Apple resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director. Mr. Apple was elected a Director of the Company by shareholders on January 8, 2001.

  Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Toms River, New Jersey, and Samuel J. Padula Real Estate Company in Toms River, N.J. for more than the past five years. Since January 1987, Mr. Padula had been a Special Administrative Assistant to the President. Mr. Padula was, until his resignation from that office in December 1997, a member of the Company's Office of the Chief Executive since May 1997. Mr. Padula resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

  Steven Patlin has been, and continues to be, an independent dealer of Lincoln Logs Ltd. since June 1985. Mr. Patlin served as an independent consultant to the Company on sales and marketing matters from January 1998 through February 1999. From March 1999 through February 2000 Mr. Patlin served as Vice President of Sales for Lincoln Logs Ltd. at which time he resigned that position. Mr. Patlin has been Vice President and Treasurer of Patlin Enterprises Inc., a distributor of home maintenance products and home building kits, for more than the past five years. Mr. Patlin resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

  Reginald W. Ray, Jr. had been President of The Hunter Corporation, a holding company in Sherborn, Massachusetts, for more than the past five years, a position from which he retired in September 2003. Since January 1987, Mr. Ray had been a Special Administrative Assistant to the President. Mr. Ray resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

  Richard C. Farr was, until his resignation from those offices on July 8, 1997, Chairman of the Board of the Company since January 1990 and President and Treasurer of the Company since December 1991. Mr. Farr served as the Company's Chief Executive Officer from December 1991 to May 1997, at which time he became a Member of the Office of Chief Executive, a position that he resigned on July 8, 1997. Mr. Farr has also been Chairman and Chief Executive Officer of Farr Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years. Mr. Farr is a Director of H. L. Bouton Co., Inc. and several privately owned companies. From January 1987 to December 1991, Mr. Farr was a Special Administrative Assistant to the President, a position he has resumed since his resignation in July 1997.

  John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1997. From December 1997 through January 2001 Mr. Shepherd also served as Treasurer of the Company. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997, Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Shepherd was a member of the Company's Office of the Chief Executive. Mr. Shepherd is the brother of Benjamin A. Shepherd, Vice President - Finance and Corporate Development and Chief Financial Officer, and a Director of the Company.

  William J. Thyne, CPA, has been Secretary since January 1998, Vice President since September 1999 and Treasurer since February 2001. Mr. Thyne had also been
Chief Financial Officer from January 1998 until March 2004.   From August 1996
to January 1998, Mr. Thyne was Chief Financial Officer of John B. Garrett, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services, located in Guilderland, New York. Prior to that, Mr. Thyne has held several positions as Chief Financial Officer with various corporations, one of which with the Company during the period from 1987 to 1993.

  Jeffry J. LaPell has served as Chief Operating Officer of the Company since his appointment to that position in August 2001. During the period from December 1999 to February 2002, Mr. LaPell also served as Vice President - Sales of the Company. In August 2001 Mr. LaPell was elected to the additional position of Chief Operating Officer. Prior to re-joining the Company, Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by the Company in various sales positions the most recent of which was National Sales Manager.

  Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. In March 2004, Mr. Shepherd was appointed to the additional position of Vice President - Finance and Chief Financial Officer. Prior to joining the Company, Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer, Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

  No nominee for director holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act. No nominee for director holds any directorship in a company registered as an investment company under the Investment Company Act of 1940 other than Mr. Farr who is a Trustee of the Scottish Widows International Fund.

  Any shareholder who wishes to communicate with the Board of Directors, or any individual director, may do so by directing correspondence which prominently displays the fact that it is a shareholder-board communication, to such director or directors in care of Lincoln Logs Ltd., 5 Riverside Drive, P.O. Box 135, Chestertown, NY 12817, Attn: Secretary. Until and unless a procedure is adopted whereby it may be deemed unnecessary or inappropriate to relay shareholder communications to the appropriated parties, all shareholder communications will be relayed to the intended director or directors.

Board Committees

  The Board of Directors has established a Compensation Committee, a Strategy Committee and an Audit Committee (in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended).

Director Nomination Process

  The Company does not have a standing nominating committee or any committee performing a similar function and, accordingly, does not have a nominating committee charter. Nominations for directors are made by action of the entire Board. The Company's Board of Directors does not have a formal policy with regard to the consideration of any director candidates that may be recommended by shareholders. Historically, potential candidates for director positions have been initially screened by the Chairman of the Board. Following this process, if appropriate, information about the candidate is presented to, discussed and evaluated by the full Board of Directors. With respect to candidates for director, the Board of Directors may from time to time informally consider candidates proposed by shareholders that hold a significant number of shares of Common Stock. The Company's Board of Directors has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director.

  Other than the requirement that each director be at least eighteen years of age, the Company's Board of Directors does not have any specific minimum qualifications that the Board believes must be met by a nominee for a position on the Company's Board of Directors, or any specific qualities or skills that the Board believes are necessary for one or more of the Company's directors to possess. The Board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the Board believes would provide substantial benefit and guidance to the Company. The Board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion.

  In general, after the full Board of Directors has had an opportunity to evaluate the performance of each of the directors over the past year and to the extent the Board determines that such director has, and is able to continue serving the Company in a manner that is consistent with such director's fiduciary duties, the Board of Directors will nominate existing directors for re-election. In the event of a vacancy on the Board, the Company may use various sources to identify potential candidates.

  Each of the nominees approved by the Board for election at the Meeting is an incumbent director who is standing for re-election. The Company has not paid a fee during the fiscal year ended January 31, 2004 to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for election as directors.

Compensation Committee

  During the fiscal year ended January 31, 2004, the Compensation Committee, whose function is to review and make recommendations to the Board on executive compensation, consisted of Messrs. Ray, Padula and Farr. During the fiscal year ended January 31, 2004, there was one meeting of the Compensation Committee.

Strategy Committee

  During the fiscal year ended January 31, 2004, the Strategy Committee, whose function is to make recommendations to the Board on the future business direction of the Company, consisted of Messrs. Farr, Apple and Patlin. There were no meetings of the Strategy Committee during the fiscal year ended January 31, 2004.

Audit Committee

  During the fiscal year ended January 31, 2004, the Audit Committee, whose function is to oversee the Company's financial reporting systems, consisted of Messrs. Apple, Padula and Ray. None of the members of the Audit Committee is "independent" as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. During the fiscal year ended January 31, 2004, there were four meetings of the Audit Committee. A copy of the formal written Audit Committee Charter that has been approved and adopted by the Board is attached as Appendix A to this proxy statement.


REPORT OF THE AUDIT COMMITTEE OF LINCOLN LOGS LTD.

May 20, 2004

To the Board of Directors of Lincoln Logs Ltd.:

  A majority of the members of the Audit Committee (myself included) have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended January 31, 2004.

  We have also discussed with the independent auditors, Urbach Kahn & Werlin LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

  The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and have discussed with the auditors the auditors' independence.

  Based on the reviews and discussions referred to above, the Audit Committee recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2004, which was filed with the Securities and Exchange Commission on April 30, 2004.


                           By: /s/ Leslie M. Apple
					Leslie M. Apple
					Chairman, Audit Committee


          /s/ Samuel J. Padula                  /s/ Reginald W. Ray, Jr.
              Samuel J. Padula			    Reginald W. Ray, Jr.
              Member, Audit Committee		    Member, Audit Committee

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.



EXECUTIVE OFFICERS

     The executive officers of the Company, each of whom was elected by the Board of Directors of the Company to serve in the capacities set forth below opposite their names, and, except as otherwise noted, are currently serving a one-year term to expire on the date of the 2005 Annual Meeting of Shareholders, are as follows:

Name			  Age		    Office(s)
John D. Shepherd     59	   President and Chief Executive Officer

Jeffry J. LaPell     44	   Vice President and Chief Operating Officer

William J. Thyne     54	   Vice President; Treasurer; Secretary

Benjamin A. Shepherd 50    Vice President - Finance and Chief Financial Officer;
                             Vice President - Corporate Development

Eric R. Johnson      38	   Vice President - Sales

Charles A. Clark     56	   Vice President - Western Region

Richard H. Berry     43    Vice President - Marketing; President - Snake River
                             Log Homes


  John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1997. From December 1997 through January 2001 Mr. Shepherd also served as Treasurer of the Company. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997, Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Shepherd was a member of the Company's Office of the Chief Executive. Mr. Shepherd is the brother of Benjamin A. Shepherd, Vice President-Finance and Corporate Development and Chief Financial Officer, and a Director of the Company.

  Jeffry J. LaPell has served as Chief Operating Officer of the Company since his appointment to that position in August 2001. During the period from December 1999 to February 2002, Mr. LaPell also served as Vice President - Sales of the Company. In August 2001 Mr. LaPell was elected to the additional position of Chief Operating Officer. Prior to re-joining the Company, Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by the Company in various sales positions the most recent of which was National Sales Manager.

  William J. Thyne, CPA, has been Secretary since January 1998, Vice President since September 1999 and Treasurer since February 2001. Mr. Thyne had also
been Chief Financial Officer from January 1998 until March 2004.   From
August 1996 to January 1998, Mr. Thyne was Chief Financial Officer of John B. Garrett, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services, located in Guilderland, New York. Prior to that, Mr. Thyne has held several positions as Chief Financial Officer with various corporations, one of which with the Company during the period from 1987 to 1993.

  Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. In March 2004, Mr. Shepherd was appointed to the additional position of Vice President - Finance and Chief Financial Officer. Prior to joining the Company, Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer, Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

  Eric R. Johnson joined the Company on February 4, 2002 as Vice President - Sales. Prior to joining the Company and during the period from June 1998 to January 2002, Mr. Johnson was Show and Seminar Manager for Home Buyer Publications, Inc., publishers of Log Home Living and Timber Frame Homes magazines, in Chantilly, Virginia. Prior to that position Mr. Johnson was Regional Manager for Nationwide Homes, Inc., a manufacturer of modular homes in Martinsville, Virginia, from May 1997 to May 1998. Prior to that Mr. Johnson was the Regional Training Manager for Lindal Cedar Homes, Inc. based in Fairfax, Virginia from September 1993 to April 1997. From July 1989 to August 1993 Mr. Johnson held the position of General Manager of Alpine Cedar Homes, an independent distributor for Lindal Cedar Homes, Inc. in South Glens Falls, New York.

  Charles A. Clark joined in Company July 1999 as a sales representative in the Company's Auburn, California office, and was promoted to the position of Manager of the Auburn, CA sales office in October 1999. In February 2001, Mr. Clark was promoted to the additional position of Western Regional Manager until his recent promotion to Vice President - Western Region in April 2003. Prior to joining the Company and for more than the past five years, Mr. Clark was President of Clark and Associates, an import company of consumer related products. Prior to that position, Mr. Clark held several positions as Vice President for Sales and National Sales Manager of companies whose primary business was the import and distribution of electronics.

  Richard H. Berry joined the Company upon the Company's acquisition of Snake River Log Homes, LLC on November 17, 2003. Mr. Berry was one of two principals who owned Snake River Log Homes, LLC and was President of that company at that time. Mr. Berry was retained as President of Snake River Log Homes, LLC and appointed to the additional position of Vice President - Marketing with the Company. Prior to joining the Company, Mr. Berry was President of Snake River Log Homes, LLC for three years. Prior to that position, and for more than five years, Mr. Berry was Vice President of Sales and Marketing as well as a partner in the firm Cape Athletic, LLC.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  The Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended January 31, 2004.

EXECUTIVE COMPENSATION

     The following table sets forth as to the Chief Executive Officer and as to each of the three most highly compensated executives officers who were serving as executive officers at the end of the fiscal year ended January 31, 2004 and whose total annual salary and bonus exceeded $100,000 during that fiscal year. Information concerning all compensation paid to such individuals for each of the three years ended January 31 is indicated below.


SUMMARY COMPENSATION TABLE

     LONG-TERM COMPENSATION - ANNUAL COMPENSATION AWARDS
								                  Long-term Compensation
			            Annual Compensation                         Awards
(a)                  (b)       (c)         (d)        (e)          (f)       (g)       (h)       (i)
                                                     Other        Restr-                         All
                                                     Annual       icted                         Other
Name and Principal                                   Compen-      Stock    Options/   LTIP      compen-
 Position           Year     Salary       Bonus      sation       Award(s)  SAR's	 Payouts    sation
                              ($)          ($)         ($)          ($)      (#)       ($)        ($)

John D. Shepherd,   2004   100,000.00   77,000.00   8,000.00(5)    0.00        0       0.00   10,178.00(3)
Chief Executive     2003   100,000.00        0.00   8,000.00(5)    0.00        0       0.00    7,991.00(4)
Officer (1)         2002    91,327.00        0.00   6,000.00(5)    0.00        0       0.00   22,155.00(2)
Jeffry J. LaPell,   2004    91,710.00   34,533.00   8,000.00(5)    0.00        0       0.00   10,757.00(8)
Chief Operating     2003    89,539.00   40,628.00   8,000.00(5)    0.00        0       0.00    6,393.00(9)
Officer (6)         2002    84,841.00    2,330.00   1,667.00(5)    0.00        0       0.00    3,541.00(7)
William J. Thyne,   2004    91,710.00   32,000.00   8,000.00(5)    0.00        0       0.00   11,138.00(12)
Chief Financial     2003    89,539.00        0.00   8,000.00(5)    0.00        0       0.00    8,725.00(13)
Officer (10)        2002    84,841.00        0.00   6,000.00(5)    0.00        0       0.00    9,812.00(11)
Eric R. Johnson,    2004    73,728.00   29,096.00       0.00       0.00        0       0.00    3,250.00(15)
Vice President-     2003    72,000.00   26,369.00       0.00       0.00        0       0.00      250.00(16)
Sales (14)          2002         0.00        0.00       0.00       0.00        0       0.00        0.00


1. Mr. Shepherd was elected Chief Executive Officer in December 1997. Since June 1982 Mr. Shepherd has been a director of the Company.
2. This amount consists of $4,250 paid for directors' meeting fees, $2,867 of matching funds contributed to the Company's 401(k) Plan, $352 paid for term life insurance, $13,836 for interest paid on amounts advanced to the Company and $850 paid for interest on Series B Convertible Subordinated Debenture.

3. This amount consists of $6,000 paid for directors' meeting fees, $3,480 of matching funds contributed to the Company's 401(k) Plan, $348 paid for term life insurance, and $350 paid for interest on amounts advanced to the Company.
4. This amount consists of $3,000 paid for directors' meeting fees, $3,443 of matching funds contributed to the Company's 401(k) Plan, and $348 paid for term life insurance and $1,200 paid for interest on Series B Convertible Subordinated Debenture.
5. These amounts represent an annual salary paid to the directors of the Company. During the fiscal year 2002 the annual salary was increased to $8,000 from $5,000. The amounts shown for fiscal year 2002 represent pro-rata amounts paid. Mr. LaPell was appointed to a vacant seat on the Board of Directors in August 2001. Mr. Thyne was appointed to a vacant seat on the Board of Directors in November 2000.
6. Mr. LaPell was elected Vice President and Chief Operating Officer in April 2001, and appointed to a vacant seat on the Board of Directors in August 2001. From December 1999 until January 2002 Mr. LaPell was also Vice President - Sales.
7. This amount consists of $3,225 of matching funds contributed to the Company's 401(k) Plan, and $316 paid for term life insurance.
8. This amount consists of $6,000 paid for directors' meeting fees, $4,437 of matching funds contributed to the Company's 401(k) Plan, and $320 paid for term life insurance.
9. This amount consists of $3,000 paid for directors' meeting fees, $3,080 of matching funds contributed to the Company's 401(k) Plan, and $313 paid for term life insurance.
10. Mr. Thyne was elected Chief Financial Officer and Secretary in January 1998, Vice President in September 1999 and Treasurer in February 2001. Mr. Thyne ceased being Chief Financial Officer in March 2004.
11. This amount consists of $4,250 paid for directors' meeting fees, $2,837 of matching funds contributed to the Company's 401(k) Plan, $325 paid for term life insurance, and $2,400 paid for interest on Series B Convertible Subordinated Debentures.
12. This amount consists of $6,000 paid for directors' meeting fees, $4,118 of matching funds contributed to the Company's 401(k) Plan, $320 paid for term life insurance, and $700 paid for interest on Series B Convertible Subordinated Debentures.
13. This amount consists of $3,000 paid for directors' meeting fees, $3,012 of matching funds contributed to the Company's 401(k) Plan, $313 paid for term life insurance, and $2,400 paid for interest on Series B Convertible Subordinated Debentures.
14. Mr. Johnson joined the Company as Vice President - Sales in February 2002.
15. This amount consists of $2,993 of matching funds contributed to the Company's 401(k) Plan, and $257 paid for term life insurance.
16. This amount represents $250 paid for term life insurance.

Employee Savings Plan

  The Company maintains a defined contribution salary reduction plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986 (as amended from time to time, the "Internal Revenue Code") for all employees who have completed one year of service with the Company. Fifty-five of the Company's employees are currently eligible to participate in the Plan, forty-six of whom have elected to participate. Employees participating in the Plan may elect to defer compensation up to the maximum permitted by the Internal Revenue Code. The Company contributes on behalf of each participating employee a percentage, determined annually by the Company based upon the profits of the Company, of compensation (as defined by the Plan) to the Plan. Aggregate annual additions on behalf of any employee may not exceed the lesser of 25% of such employee's compensation for any given year or $7,000 (as adjusted for increases in the cost of living as prescribed by regulation by the Secretary of the Treasury, $11,500 for the 2003 calendar year). Contributions to the Plan made by the Company are 20% vested after a participating employee completes two years of service with the Company and continues to vest at the rate of an additional 20% over each of the following four years of employment. The Company is current with respect to its funding obligations to the Plan.

  During the fiscal years ended January 31, 2004, 2003 and 2002, cumulative vested account balances of $14,953, $174,532 and $22,494, respectively, were paid from the Plan to employees of the Company upon their separation from service in the Company pursuant to the Plan.

Stock Option Plan

  The Company has in effect a Stock Option Plan (the "Option Plan") which permits the granting of incentive stock options ("Incentive Stock Options") to key employees to purchase up to 235,000 shares of the Company's Common Stock in accordance with the requirements imposed by the Internal Revenue Code. The Option Plan permits the Board of Directors of the Company, or a committee of the Board of Directors consisting of at least three directors, to grant Incentive Stock Options to key employees of the Company. All of the Company's employee-directors, as key employees of the Company, are eligible to receive incentive stock options as are all officers, division managers, department heads, and any other management or supervisory employees or others who are designated as key employees. As required by the applicable provisions of the Internal Revenue Code, the exercise price of incentive stock options granted under the Option Plan must be equal to or greater than the fair market value of the shares which are subject to an option on the date the option is granted.

  All employees are considered "key employees" of the Company, and there are currently approximately one hundred persons eligible to receive incentive stock options under the Option Plan. During fiscal year ended January 31, 2004, incentive stock options to purchase fifty thousand (50,000) shares of the Company's Common Stock were granted to one key employee at a purchase price of $0.50 per share. Subsequent to January 31, 2004 and through the date hereof, no incentive stock options previously granted under the Option Plan to purchase shares of the Company's Common Stock have been exercised.

  In addition to granting options to key employees intended to qualify as incentive stock options under the Internal Revenue Code, the Option Plan also permits the Board of Directors (or the committee which administers the Plan) to grant stock options (the "Non-Qualified Stock Options") which do not qualify as incentive stock options to key employees of the Company and directors who are not employees of the Company. Up to 250,000 options are currently designated by the Plan for issuance as non-qualified stock options. The Board, or the committee that administers the Plan, has the authority to decide to whom non-qualified stock options are granted, as well as the number of shares of the Company's Common Stock that may be purchased under each such option, the exercise price to be paid by the optionee for the shares purchasable upon exercise of such option, and the other terms, conditions and restrictions (if any) of such options (which need not be the same for each non-qualified stock option granted).

  There are currently approximately one hundred and four persons eligible to receive non-qualified stock options under the Plan. During the fiscal year ended January 31, 2004, there were no Non-Qualified Stock Options issued to any key employees or directors. Subsequent to January 31, 2004, and through the date hereof, no Non-Qualified Stock Options previously granted under the Option Plan have been exercised.


Equity Compensation Plans

     Shown below is information with respect to Company Common Stock that may be issued upon exercise of options under all of our existing equity compensation plans as of January 31, 2004.

                                                         Number of secur-
                      Number of         Weighted         ities remaining
                      securities        average          available for
 Plan category        to be issued      exercise         future issuance
                      upon exercise     price of         under equity
                      outstanding       outstanding      compensation plans
                      options,          options,         (excluding sec-
                      warrants          warrants         urities reflected
                      and rights        and rights       in column (a)
                         (a)               (b)                 (c)

Equity compensation
plans approved by
security holders         315,500            $0.23            96,500

Equity compensation
plans not approved
by security holders       None               None             None

Total                    315,500            $0.23            96,500


Directors' Compensation

  During the fiscal years ended January 31, 2004 and 2003, each Director received an $8,000 annual salary and also received $1,500 for each directors meeting they attended. Further, members of committees of the Board of Directors received $500 for each committee meeting attended.

Employment Contracts

  The Company is party to employment contracts with Jeffry J. LaPell, Vice President and Chief Operating Officer, Eric R. Johnson, Vice President - Sales, and Richard Berry, Vice President - Marketing and President of Snake River Log Homes LLC ("Snake River"). The contracts with Messrs. LaPell and Johnson each are for a term of two years, call for a certain base salary (adjusted annually for the change in the Consumer Price Index), and include incentives for an annual bonus based on the achievement of defined goals related to sales revenues and the Company's backlog of undelivered contracts. The employment contracts between the Company and Messrs. LaPell and Johnson each contain a non-competition clause that would be effective upon separation from service to the Company, and a severance provision whereby each individual would be paid an amount equal to three months' base salary. As of January 31, 2004, the base salary for Messrs. LaPell and Johnson are $91,710 and $73,728, respectively.
Mr. LaPell's contract expires on May 31, 2006; Mr. Johnson's contract expires on January 31, 2005.

  Mr. Berry's contract is for a term of five years and automatically extends for successive one year periods unless either Mr. Berry or the Company has given thirty days prior written notice of its intention not to renew the contract for an additional one year term. The contract calls for a certain base salary and includes incentives for an annual bonus based on the achievement of defined goals related to delivery of products from Snake River and sales revenue goals related to Snake River and the Company, and contains a non-competition clause that would be effective upon separation from service to the Company.
The contract also contains a severance provision that under certain conditions would continue the payment of Mr. Berry's annual base salary until the end of the initial five-year employment term, and to the extent the contract is terminated during any of the one-year extension periods under certain conditions, severance is paid by the Company to Mr. Berry in an amount equal to three months' base salary. As of January 31, 2004 the base salary for Mr.
Berry is $85,000.  Mr. Berry's employment contract expires on November 17, 2008.

Long-Term Incentive Plan Awards

     Other than its Stock Option Plan, the Company does not maintain any long-term incentive plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Description of certain transactions and agreements to which the Company and certain of the officers and directors of the Company are parties are set forth below.

  The Company received legal services from the law firm of Whiteman, Osterman
& Hanna LLP, of which Leslie M. Apple, a director of the Company, is a partner, and paid and accrued fees of $141,300 for such legal services rendered to the Company during the fiscal year ended January 31, 2004.

		SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
				OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

  The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and the percentage of the shares of the Company's outstanding Common Stock beneficially owned by each such person.

                           Number of Shares         Percent of Out-
                           of Common Stock          standing Common
                           of the Company           Stock of the Company
Name and Address           Beneficially Owned       Beneficially Owned
Of Beneficial Owner        as of June 14, 2004      as of June 14, 2004

John D. Shepherd              5,409,461 (1)               57.82%
1020 Sport Hill Road
Easton, CT  06612

Herman R. Shepherd and          574,500 (2)                6.14%
  Carol R. Shepherd
704B Weed Street
New Canaan, CT  06612

Richard C. Farr               1,110,802 (3)(4)            11.87%
40 Colony Road
W. Hartford, CT  06117

Marcille M. Farr                520,401 (3)                5.56%
1028 Farmington Avenue
W. Hartford, CT  06107

1. Includes (i) 250,000 owned by Mrs. Susan Shepherd, Mr. Shepherd's wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned Mr. Jason Tunick, Mr. Shepherd's son, as to which Mr. Shepherd disclaims beneficial ownership.
2. Includes 132,000 shares owned individually by Mrs. Carol R. Shepherd.
3. Pursuant to an agreement between Richard C. Farr and Mr. Farr's wife, Marcille M. Farr, Mr. Farr and Mrs. Farr each beneficially own 520,401 shares. Mr. Farr maintains legal title to all of the shares that he and Mrs. Farr own. Mr. Farr disclaims beneficial ownership with respect to the 520,401 shares beneficially owned by Mrs. Farr.
4. Includes 70,000 shares subject to options which are exercisable within 60 days.

Security Ownership of Management

  The following table sets forth the number of shares of the Company's Common Stock beneficially owned by the following executive officers and directors of the Company and all directors and officers of the Company as a group as of June 14, 2004, or the latest practicable date. Except as otherwise noted, the named individual has sole voting power and sole investment power over the securities.

                          Number of Shares          Percent of Out-
                          of Common Stock           standing Common
                          of the Company            Stock of the Company
                          Beneficially Owned        Beneficially Owned
Name                      as of June 14, 2004       as of June 14, 2004

John D. Shepherd            5,409,461  (6)                57.82%
Richard C. Farr             1,110,802  (4)(5)             11.87%
Samuel J. Padula              298,743  (1)(2)              3.19%
Reginald W. Ray, Jr.          221,504  (1)(3)              2.37%
William J. Thyne               96,085  (7)                 1.03%
Benjamin A. Shepherd          191,000  (8)                 2.04%
Steven Patlin                  60,100  (9)                 0.64%
Jeffry LaPell                  25,000  (10)                0.27%
Leslie M. Apple                75,000  (1)                 0.80%
Eric R. Johnson                     0                      0.00%
All officers and
directors as a group
(12 persons)                7,487,695  (11)               80.03%

1. Includes 25,000 shares subject to options which are exercisable within 60 days.
2. Includes (i) 2,100 shares owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, and
   (ii) 263,603 shares held by Mrs. Padula, as to which Mr. Padula disclaims beneficial ownership.
3. Includes 12,702 shares owned by Mr. Ray's wife, as to which Mr. Ray disclaims beneficial Ownership.
4. Includes 520,401 shares to which Mr. Farr disclaims beneficial ownership. Pursuant to an agreement between Mr. Farr and his wife, Marcille M. Farr, Mr. Farr and Mrs. Farr each beneficially own 520,401 shares. Mr. Farr maintains legal title to all of the shares that he and Mrs. Farr own.
5. Includes 70,000 shares subject to options which are exercisable within 60 days.

6. Includes (i) 250,000 shares owned by Mrs. Susan Shepherd, Mr. Shepherd's wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned Mr. Jason Tunick, Mr. Shepherd's son, as to which Mr. Shepherd disclaims beneficial ownership.
7. Includes 61,085 shares owned jointly by Mr. Thyne with his wife with whom Mr. Thyne shares voting and investment power.
8. Includes (i) 50,000 shares subject to options, which are exercisable within 60 days, (ii) 20,000 shares owned by Mr. Shepherd's children, as to which Mr. Shepherd disclaims beneficial ownership, and (iii) 111,000 shares owned jointly by Mr. Shepherd with his wife with whom Mr. Shepherd shares voting and investment power.
9. Includes 50,000 shares of common stock owned jointly by Mr. Patlin with his wife with whom Mr. Patlin shares voting and investment power.
10. Includes 25,000 shares of common stock owned jointly by Mr. LaPell with his wife with whom Mr. LaPell shares voting and investment power.
11. Includes 245,000 shares subject to options of which 195,000 are exercisable within 60 days and 50,000 that become exercisable over the next five years commencing with 10,000 that become exercisable on November 17, 2004.

There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.


                                PROPOSAL NO. 2
                     APPROVAL OF INDEPENDENT ACCOUNTANTS

CURRENT PRINCIPAL INDEPENDENT ACCOUNTANTS

  The Board of Directors has recommended that Urbach Kahn & Werlin LLP, which firm has been the independent certified public accountants of the Company for the fiscal year ended January 31, 2004 and 2003, serve as the independent certified public accountants for the fiscal year ending January 31, 2005 ("Fiscal 2005"). The shareholders are being asked to approve the Board's recommendation to retain Urbach Kahn & Werlin LLP as the Company's independent certified public accountants for Fiscal 2005.

  A representative of Urbach Kahn & Werlin LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

  Urbach Kahn & Werlin LLP ("UKW") has a continuing relationship with Urbach Kahn & Werlin Advisors, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which its partners provide non-audit services. Non-audit services for the fiscal years ended January 31, 2004 ("Fiscal 2004") and January 31, 2003 ("Fiscal 2003"), referred to below under "Tax Fees" were provided to the Company by Advisors. As a result of UKW's arrangement with Advisors, UKW has no full time employees and, therefore, all audit services performed for the Company by UKW for Fiscal 2004 and Fiscal 2003 were provided by permanent, full time employees of Advisors leased to UKW. UKW manages and supervises the audit engagement and the audit staff, and is exclusively responsible for the report rendered in connection with its audit of the Company's Fiscal 2004 consolidated financial statements.

ACCOUNTANT'S FEES

  For the fiscal years ended January 31, 2004 and 2003, fees for services provided by Urbach Kahn & Werlin LLP are categorized as follows:

  (a) Audit Fees. Audit fees consist principally of fees for services in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements and amounted to $119,901 in Fiscal 2004 and $44,533 in Fiscal 2003.
  (b) Audit-related Fees. Audit-related fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements but not reported under the caption "Audit Fees." These fees include review of Current Reports on Form 8-K filed by the Company and participation at audit committee meetings. These fees amounted to $78,176 in Fiscal 2004 and $22,612 in Fiscal 2003.
  (c) Tax Fees. Tax fees consist of fees for tax compliance, tax advice, tax planning and tax return preparation, and amounted to $8,618 in Fiscal 2004 and $-0- in Fiscal 2003.
  (d) All Other Fees. All other fees consist of aggregate fees billed for products and services provided by the independent auditor, other than those disclosed above. There were no such fees billed by the Company's independent accountants for Fiscal 2004 or Fiscal 2003.

PRE-APPROVAL OF SERVICES BY INDEPENDENT ACCOUNTANTS

  The Audit Committee pre-approved all audit-related, and tax services performed by Urbach Kahn & Werlin LLP for Fiscal 2004 and for Fiscal 2003. The Audit Committee approves all audit fees and terms for all services provided by the independent accountants and considers whether these services are compatible with the accountants' independence. There is no de minimis provision under which the pre-approval process would be waived. The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent accountants during the Company's most recent fiscal year are compatible with maintaining the independence of such accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF URBACH KAHN & WERLIN LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2005.


                                PROPOSAL NO. 3
           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

  The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), currently authorizes the issuance of 10,000,000 shares of common stock, par value $0.01 per share ("Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). On May 26, 2004, the Board of Directors adopted a resolution proposing that Article FOURTH of the Certificate of Incorporation be amended, subject to shareholder approval of the amendment, to increase the authorized number of shares of Common Stock to 12,000,000 from 10,000,000 pursuant to the Restated Certificate of Incorporation of Lincoln Logs Ltd. attached hereto as Appendix B. As of June 14, 2004, the Company has 9,544,299 shares of Common Stock issued and outstanding. As of June 14, 2004, no shares of Preferred Stock are issued and outstanding.

  After giving effect to all shares reserved for issuance, the Company believes that it may not have sufficient uncommitted shares for use in future transactions involving the issuance of shares of the Company's Common Stock.

  The purpose of the proposed amendment is to provide the Company with the authority to issue additional shares of Common Stock which could be used for various purposes, including raising working capital, providing the flexibility which the Board of Directors believes is important to provide for business opportunities and to use for other general corporate purposes without further stockholder approval unless required by applicable law, regulation or rule. In addition to availability for financing and other general corporate purposes, the shares would be available for use in acquisitions, stock dividends and splits and employee stock compensation plans. The Company has no plans, agreements or understandings at the present time for the issuance of the additional shares of capital stock which would be authorized by the approval of this amendment. No holders of any class of stock of the Company are entitled as a matter of right to any preemptive or subscription rights with respect to any shares of the Company's capital stock. Accordingly, the issuance of common stock other than on a pro rata basis to all current shareholders would reduce the current shareholders' proportionate ownership interests.

  The proposed amendment is not in response to any effort of which the Company is aware to accumulate the Company's capital stock or to otherwise obtain control of the Company. Although it is possible that the private placement of a block of the Company's capital stock could be used as an anti-takeover strategy, the Company has no present intention to issue any stock for any such purpose.

  Under the provisions of the New York Business Corporation Law, an amendment to a company's certificate of incorporation must be approved by the Company's Board of Directors and by holders of a majority of the Company's outstanding shares. As required under the New York Business Corporation Law, the Company's Board of Directors has unanimously adopted a resolution approving, and recommending to the Company's shareholders for approval, a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 12,000,000 from 10,000,000 and to submit such amendment to the vote of the shareholders at the Meeting. The text of the proposed Restated Certificate of Incorporation of the Company is attached as Appendix B to this proxy statement. If the proposed amendment is adopted, it will become effective upon filing the Restated Certificate of Incorporation with the Secretary of State for the State of New York. In all other respects, the Certificate of Incorporation will remain as previously approved and adopted.

  Approval of the proposal requires approval of a majority of votes cast by the holders of all outstanding shares of the Company's Common Stock entitled to vote at the Meeting. An abstention or a broker non-vote with respect to this proposal will not count as a vote cast with respect to this matter.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.


                                 PROPOSAL NO. 4
                 AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

  At the Meeting, the shareholders will be asked to approve an amendment (the "Amendment") to the Company's Amended and Restated Stock Option Plan (the "Option Plan"), which would increase the aggregate number of shares of Common

Stock reserved for issuance thereunder by 500,000 shares to a total of 985,000 shares with 485,000 shares to be issuable as Incentive Stock Options and 500,000 shares to be issuable as Non-Qualified Stock Options. Some of the primary features of the Option Plan are summarized below. The full text of the Option Plan, as amended, is set forth in Appendix C to this Proxy Statement and the following discussion is qualified by reference thereto.

  The Board of Directors unanimously adopted the Amendment on May 26, 2004, subject to shareholder approval at the Meeting. If the Amendment is not approved by the shareholders of the Company at the Meeting, then the Option Plan shall continue in effect as if the adoption of the Amendment had not occurred.

  The following description of certain features of the Option Plan is qualified in its entirety by reference to the Option Plan. Approval of the Amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Company. An abstention or a broker non-vote with respect to this proposal will not count as a vote cast with respect to this matter.

  The Company has used stock options as a key element of its overall compensation program for key employees of the Company and directors who are not employees of the Company. The Board of Directors and the Compensation Committee of the Board of Directors believe that it is important to have equity-based incentives available to attract and retain both qualified key employees and directors who are not employees of the Company.

  The Board of Directors has approved, subject to shareholder approval, an amendment to the Option Plan that would increase the number of shares of Common Stock that may be issued in connection with the exercise of options under the Option Plan to an aggregate sum of 985,000 shares with 485,000 shares to be issuable as Incentive Stock Options, and 500,000 shares to be issuable as Non-Qualified Stock Options. As of June 14, 2004, the fair market value of one share of Common Stock is $0.56. A description of the Option Plan is also set forth under "Stock Option Plan."

  The Option Plan contains the following principal restrictions: (1) the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of the stock for which an employee may be granted Incentive Stock Options in any calendar year shall not exceed $100,000 plus certain adjustments, if applicable, contained in the Internal Revenue Code; (2) an Incentive Stock Option shall not by its terms be exercisable by an employee while there is outstanding an Incentive Stock Option which was previously granted to such employee to purchase stock in the employee's employer corporation or in a corporation which is a parent or subsidiary of the employer corporation, or is a predecessor corporation of any such corporation; (3) the Incentive Stock Option must be granted within ten years of the earlier of the date of the adoption or the date of approval of the Option Plan; (4) the term of the Incentive Stock Option must not exceed ten years; (5) the Incentive
Stock Option exercise price, which may be paid in cash or, at the discretion of the Board, in stock of the Company, valued at fair market value, must equal or exceed the fair market value of the stock to which the Incentive Stock Option relates on the date the Incentive Stock Option is granted; (6) the Incentive Stock Option must be, by its terms, not transferable, other than by will or the laws of descent and distribution, and must be exercisable during the lifetime of the employee only by the employee; and (7) the employee must not, immediately before the Incentive Stock Option is granted, own stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or its parent or subsidiary corporation, unless both (a) the Incentive Stock Option price is not less that 110% of the fair market value of the stock to which the Incentive Stock Option pertains at the time the Incentive Stock Option is granted, and (b) the Incentive Stock Option by its terms is not exercisable after five years from the date the Incentive Stock Option is granted.

  The Option Plan permits, at the discretion of the Board of Directors, an optionee to request the Company to automatically apply the share or shares received upon the exercise of a portion of the Incentive Stock Option to satisfy the exercise price for additional portions of the Incentive Stock Option. The optionee is then required to pay in cash only the net balance of the exercise price, if any, although the optionee will end up with fewer shares than the full number subject to the Incentive Stock Option. The Board of Directors of the Company may amend or modify the Option Plan, except that approval of the shareholders of the Company is required for any amendment which shall (a) increase the aggregate number of shares of Common Stock of the Company that may be subject to the Option Plan, or (b) change the formula for determining the purchase price for the Common Stock subject to the options. No business expense or other deduction will be allowed to the Company for tax purposes in connection with the granting of an Incentive Stock Option or the granting of a Non-Qualified Stock Option. The principal features of the Option Plan, as described above, as it relates to Incentive Stock Options, is not affected by the ability to award Non-Qualified Stock Options pursuant to the Option Plan.

PLAN BENEFITS

  Future awards, if any, that will be made to eligible participants in the Option Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table sets forth the number of options to acquire shares, which were received by or allocated to each of the persons listed below through January 31, 2004 under the Option Plan.

                               LINCOLN LOGS LTD.
                  AMENDED AND RESTATED STOCK OPTION PLAN

                                                  Number     Fair Value
                                               of Options      at Date
Name and Principal Position:                     Granted      of Grant
  John D. Shepherd,
    Chief Executive Officer                       30,000     $  6,187.50
  William J. Thyne, Vice President;
    Treasurer; Secretary                          10,000     $  1,600.00
  Jeffry J. LaPell, Vice President;
    Chief Operating Officer                        - 0 -         - 0 -
  Eric R. Johnson, Vice President-Sales            - 0 -         - 0 -
  Executive Group	                               140,000     $ 77,787.50
  Non-executive Director Group                   160,000     $ 30,000.00
  Nominees for Election as Director              260,000     $ 64,387.50
  Each associate of any such Directors,
    Executive Officers or Nominees                 - 0 -         - 0 -
  Each other person who received 5%
    of such options                              315,000     $110,875.00
  Non-executive Officer Employee Group            84,000     $ 13,440.00


Certain Federal Income Tax Consequences

THE FOLLOWING DISCUSSION IS A BRIEF SUMMARY OF THE PRINCIPAL UNITED STATES FEREAL INCOME TAX CONSEQUENCES UNDER CURRNET FEDERAL INCOME TAX LAWS RELATING TO AWARDS UNDER THE OPTION PLAN. THIS SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE EXHAUSITIVE. AMONG OTHER THINGS, THE SUMMARY DOES

NOT DESCRIBE STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX CONSEQUENCES. IN ADDITION, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES.

Incentive Stock Options

  An option holder recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an Incentive Stock Option qualifying under Section 422 of the Internal Revenue Code (unless the option holder is subject to the alternative minimum tax). Option holders who neither dispose of their shares acquired upon the exercise of an Incentive Stock Option ("ISO Shares") within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO Shares. If an option holder disposes of the ISO Shares within two years after the stock option grant date or within one year after the exercise date (each, a "disqualifying disposition"), the option holder will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO Shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time that the ISO Shares were held by the option holder. A capital gain will be long-term if the option holder's holding period is more than twelve months. The Company will be entitled to a deduction in connection with the disposition of the ISO Shares only to the extent that the option holder recognizes ordinary income on a disqualifying disposition of the ISO Shares.

Non-Qualified Stock Options

  An option holder generally recognizes no taxable income as the result of the grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the option holder normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. Upon the sale of stock acquired by the exercise of a Non-Qualified Stock Option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the option holder's holding period is more than twelve months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a Non-Qualified Stock Option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.


THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report for the fiscal year ended January 31, 2004 was mailed to the Company's shareholders on July 7, 2004 and does not constitute a part of the proxy solicitation materials.

  ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JANUARY 31, 2004, INCLUDING THE FINANCIAL STATEMENTS THEREIN, BY WRITTEN REQUEST ADDRESSED TO WILLIAM J. THYNE, SECRETARY, LINCOLN LOGS LTD., 5 RIVERSIDE DRIVE, P.O. BOX 135, CHESTERTOWN, NEW YORK 12817. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE/SHE WAS A BENEFICIAL OWNER OF SUCH STOCK ON MAY 28, 2004.


SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the next annual meeting of shareholders to be held in 2005 must have been received by the Company at 5 Riverside Drive, P.O. Box 135, Chestertown, New York 12817 on or before February 18, 2005.

APPENDIX A



                          CHARTER OF THE AUDIT COMMITTEE
                                       OF
                                LINCOLN LOGS LTD.

Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Lincoln Logs Ltd.'s (the "Company") financial reporting process. This includes the overview of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership and Meetings

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of applicable NASD rules and regulations.

Accordingly, all of the members will be directors:

1. Who have no material relationship to the Company that may interfere with their independence from management and the Company; and
2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the outside auditors separately to discuss any matters that the Committee believes should be discussed privately.

LINCOLN LOGS LTD.
AUDIT COMMITTEE CHARTER - continued

Key Responsibilities

The Committee's job is one of oversight. It recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These foundations are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-KSB) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-QSB.

The Committee shall:
  1. request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;
  2. discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and
  3. recommend that the Board take appropriate action, if necessary, to oversee the independence of the outside auditors.

The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

Maintain minutes of meetings of the Committee.

Report to the Board subsequent to meetings of the Committee.

APPENDIX B

                     RESTATED CERTIFICATE OF INCORPORATION OF
                                LINCOLN LOGS LTD.
                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

  The undersigned, being the President and the Secretary of LINCOLN LOGS LTD., pursuant to Section 807 of the Business Corporation Law of the State of New York, do hereby restate, certify and set forth:
  1. The name of the corporation is LINCOLN LOGS LTD.
  2. The certificate of incorporation of the corporation was filed by the Department of State on the 25th day of February 1977.
  3. The certificate of incorporation of the corporation, as amended and restated heretofore, is hereby further amended to effect the following amendment authorized by the Business Corporation Law:
  To amend the provisions of subparagraph (a) of Article "FOURTH" thereof, which sets forth the aggregate number of shares that the Corporation is authorized to issue, so as to change the aggregate number of shares of Common Stock that the Corporation is authorized to issue to 12,000,000 shares from 10,000,000 shares.
  4. The amendment effected by Paragraph 3 of this Restated Certificate of Incorporation and the restatement of the corporation's certificate of incorporation set forth in Paragraph 4 of this Restated Certificate of Incorporation were authorized by the affirmative vote of a majority of the Board of Directors of the corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares of the corporation's common stock entitled to vote at a meeting of shareholders.
  5. The text of the certificate of incorporation of the corporation is hereby restated, as amended hereby, to read as herein set forth in full:
  FIRST: The name of the corporation is LINCOLN LOGS LTD.
  SECOND: The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law, but not to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.
  THIRD: The office of the corporation is located at Riverside Drive, Hamlet of Chestertown, Town of Chester, County of Warren and State of New York 12817.
  FOURTH: (a) The aggregate number of shares which the corporation shall have authority to issue shall be Thirteen Million (13,000,000) shares, to consist of Twelve Million (12,000,000) shares of Common Stock, par value of $0.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share, which shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to establish and designate each such series, to fix the number of shares therein, and the variations in the relative rights, preferences and limitations between series.
  (b) No holder of any of the shares of the capital stock of the corporation shall be entitled as of right to purchase or subscribe for any un-issued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such un-issued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the

Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.
  FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: P.O. Box 135, Chestertown, New York 12817.
  SIXTH: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including on by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was no legally entitled.
  SEVENTH: Directors of the corporation shall not be personally liable to the corporation or its shareholders for any breach of duty in such capacity; provided, however, that this provision shall not operate so as to eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (ii) the liability of any director for any act or omission prior to the date on which this Article SEVENTH became effective.
  IN WITNESS WHEREOF, we have signed this certificate as of the _____ day of July 2004, and we affirm the statements contained herein as true under penalties of perjury.



                                    --------------------------------
                                    John D. Shepherd
                                    President and Chief Executive Officer



                                    --------------------------------
                                    William J. Thyne
                                    Secretary

APPENDIX C

                               LINCOLN LOGS LTD.
                    AMENDED AND RESTATED STOCK OPTION PLAN

  1. Definitions.  As used herein:
  (a) The word "Committee" means the stock option committee described in Section 3 hereof.
  (b) The word "Corporation" means Lincoln Logs Ltd.
  (c) The word "Directors" means the board of directors of the Corporation.
  (d) The word "Fair Market Value" means the mean between the high and low selling prices of the Shares on the last trading day before the date of the granting of an Incentive Stock Option, or, if there are no sales on that date, the mean between the high and low selling prices on the next previous day on which sales were made. If the Shares are neither listed nor have trading privileges on a national securities exchange, the Committee shall make a good faith determination of the Fair Market Value of Shares to be optioned, which shall be set forth in writing in the Option Agreement to be entered into between the Corporation and the Optionee at the time an Incentive Stock Option is granted.
  (e) The words "Incentive Stock Option" means an Option granted to an Optionee under the Plan which is intended to qualify as an "incentive stock option" under
Section 422 of the Internal Revenue Code.
  (f) The words "Internal Revenue Code" mean the Internal Revenue Code of 1986, as amended.
  (g) The words, "Key Employees" mean all such officers, division managers, department heads, and other management or supervisory personnel or others employed by the Corporation or any parent or subsidiary of the Corporation who are selected by the Committee to receive Options as provided in Section 3 hereof.
  (h) The words "Non-Qualified Stock Option" mean an Option granted to an Optionee under the Plan which is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code.
  (i) The word "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.
  (j) The words "Option Agreement" mean the Option Agreement an Optionee must sign upon receiving an Option under the Plan.
  (k) The word "Optionee" means a Key Employee or Director holding an Option under the Plan.
  (l) The word "Plan" means the Lincoln Logs Ltd. Stock Option Plan, as amended and restated as herein set forth.
  (m) The word "Shares" means shares of the Corporation's common stock having a par value of $0.01 per share.
  2. Purposes.  The purposes of the Plan are:
  (a) To encourage a sense of proprietorship on the part of those Key Employees and Directors who will be largely responsible for the continued growth of the Corporation;
  (b) To furnish Key Employees and Directors with further incentive to develop and promote the business and financial success of the Corporation; and
  (c) To induce Key Employees and Directors to continue in the service of the Corporation, by providing a means whereby they may purchase stock in the Corporation under Options granted to them under the Plan.
  3. Administration.
  (a) The Plan shall be administered by a stock option committee consisting of not less than three (3) persons as the Directors shall select and whom the Directors may appoint from time to time, and who shall serve at the pleasure of the Directors. The Directors may, from time to time, appoint members of the Committee in substitution for members previously appointed and fill vacancies, however caused, in the Committee. A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of the Committee members present at a meeting of the Committee at which a quorum is present.
  (b) Subject to the express provisions of the Plan, the Committee shall have full power and authority, in its discretion, to determine initially and from time to time when and to whom Options shall be granted and the number of Shares to be covered by each Option. Accomplishments of individuals in furthering the interests of the Corporation shall be the primary guide of the Committee in apportioning the number of Shares to be optioned pursuant to the Plan, but the Committee may take into consideration the position held by an Optionee, his or her compensation, and any other factors that the Committee may deem pertinent.
  (c) The Committee shall also have the power and authority to construe and interpret the Plan and the respective Option Agreements entered into hereunder, and to make all other determinations necessary or advisable for administering the Plan (subject, however, with respect to Incentive Stock Options, to the provisions of the Internal Revenue Code and the regulations issued thereunder). Without limiting the generality of the foregoing, the Committee shall have full and complete authority and discretion to prescribe the following terms and conditions with respect to Non-Qualified Stock Options which are granted under the Plan (which terms and conditions need not be identical among Optionees):
(i) the number of Shares subject to, and the expiration date of, each Non-Qualified Stock Option; (ii) the purchase price of the Shares under each Non-Qualified Stock Option; (iii) the manner, time and rate of exercise of each Non-Qualified Stock Option; and (iv) the restrictions, if any, to be placed upon each Non-Qualified Stock Option or upon the Shares which may be issued upon the exercise of such Non-Qualified Stock Option. The determination of the Committee on all matters referred to in this section shall be final and conclusive.
  (d) The Corporation shall pay all of the expenses reasonably incurred by the Committee in the administration of the Plan, including professional fees.
  4. Eligibility. Incentive Stock Options may be granted only to persons who qualify for "incentive stock options" under applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder. Subject to the foregoing, persons eligible to receive Options under the Plan shall include all such officers, division managers, department heads, and any other management or supervisory employees or others who are designated as Key Employees by the Committee.
  5. Shares Subject to the Plan.
  (a) Overall limits. The stock to be sold pursuant to Options granted under the Plan may be either the Corporation's authorized and un-issued Shares or issued Shares heretofore or hereafter reacquired by the Corporation and held as treasury shares. Subject to adjustment made in accordance with Section 13 hereof, the total number of Shares that may be issued during the existence of the Plan shall not exceed 985,000 Shares, no more than 485,000 Shares of which may be issued under Incentive Stock Options granted under the Plan, and no more than 500,000 Shares of which (being approximately 4.3% of the Corporation's authorized Shares, including Shares which are purchasable under outstanding warrants to purchase Shares and Shares which are reserved for issuance under the Plan, but excluding Shares which are owned by the Corporation) may be issued under Non-Qualified Stock Options granted under the Plan. In the event any unexercised Options lapse or terminate for any reason, the Shares covered thereby may be optioned to other persons, and such lapsed or terminated Options shall not be considered in computing the maximum number of Shares that may be optioned in computing the maximum allowance for any individual.
  (b) Individual Limits. The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of Shares with respect to which

Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all other incentive stock options plans maintained by the Corporation and any parent or subsidiary shall not exceed $100,000.
  (c) Stock Reserve. The Corporation shall at all times during the duration of the Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
  6. Exercise Price of Incentive Stock Options. The purchase price of the Shares under each Incentive Stock Option granted under the Plan shall be set by the Committee at the time the Incentive Stock Option is granted, but such price shall not be set at less than the Fair Market Value of the Shares which are purchasable under such Incentive Stock Option (determined in accordance with the applicable provisions of the Internal Revenue Code, including Section 422(c)(7)) at the time such Incentive Stock Option is granted. In the case of any individual who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or more than 10% of such stock and/or the stock of any parent or subsidiary of the Corporation), the exercise price shall be set at not less than one hundred ten percent (110%) of the Fair Market Value of the Shares which are purchasable under such Incentive Stock Option, and such Option shall not be exercisable after the expiration of five
(5) years from the date such Option is granted.
  7. Duration of Options. Each Option granted hereunder shall continue for such period as the Committee may determine, not to exceed ten (10) years from the date of its grant or issuance, unless sooner terminated under the provisions of Section 8 hereof. In the case of individuals accumulating more than 10% of the combined voting power of all classes of stock of the Corporation (or more than 10% of such stock and/or the stock of any parent or subsidiary of the Corporation), Incentive Stock Options shall continue for such period as the Committee may determine, not to exceed five (5) years from the date of their grant.
  8. Termination of Incentive Stock Options.
  (a) Except as provided in subparagraphs (b), (c) and (d) (concerning death, disability and retirement), in the event of termination of the employment of an Optionee for any cause, whether by reason of resignation or discharge and regardless of whether such termination is with or without cause, each Incentive Stock Option previously granted such Optionee pursuant to the Plan shall terminate three (3) months after the date on which such employment terminated.
  (b) If any Optionee dies while employed by the Corporation, its parent or subsidiary, or within three (3) months thereafter, the duly appointed legal representative of such Optionee's estate may exercise any Incentive Stock Options granted under the Plan within three (3) months from the date that the Optionee was last employed.
  (c) If any Optionee becomes permanently and totally disabled (within the meaning as referenced in Section 422(c)(6) of the Internal Revenue Code) while employed by the Corporation, its parent or subsidiary, such disabled Optionee may exercise all Incentive Stock Options granted to such Optionee under the Plan within twelve (12) months after the date that the Optionee was last employed.
  (d) If any Optionee shall retire at or after the normal retirement age, as the same may be established from time to time by the Directors, such retired Optionee may exercise all Incentive Stock Options granted to him or her under the Plan within three (3) months from the date that the Optionee was last employed.
  9. Exercise of Options.
  (a) Subject to the following terms and conditions, Options may be exercised by written notice to the Corporation at its principal office (currently at 5 Riverside Drive, P.O. Box 135, Chestertown, NY 12817) and addressed to the attention of the Secretary. Such notice shall specify the number of Shares to be purchased, and shall contain such further information as may be required by the terms of the Option Agreement entered into between the Corporation and the Optionee.
  (b) No Incentive Stock Option may be exercised unless and until the Optionee shall have remained in the continuous employ of the Corporation for twelve (12) months from the date such Incentive Stock Option was granted.
  (c) An Option may be exercised either at one time as to the total number of Shares covered thereby, or from time to time as to any portion thereof in units of one hundred Shares or multiples thereof.
  (d) On the exercise of an Option, the Optionee shall make payment for the full purchase price of all Shares being purchased. Within thirty (30) days thereafter, the Corporation shall issue or cause to be issued a certificate or certificates evidencing the purchased Shares, which certificate(s) shall be delivered to the Optionee.
  (e) Subject to the limitations imposed by Section 7 and 8 hereof, in the event of the death of an Optionee, any Incentive Stock Option or Options theretofore granted to such deceased Optionee may be exercised by the legal representatives of the estate of the Optionee or by the person or persons to whom the deceased Optionee's rights under any Incentive Stock Option or Options shall pass by will or the laws of descent and distribution.
  10. Payment. Payment of the purchase price for Shares purchased under Options granted under the Plan must be made in full in cash at the time of the exercise of the Option in the manner provided in Section 9 hereof. The Committee, in its discretion, may provide, with respect to any Options granted pursuant to the Plan, to permit payment of the purchase price of the optioned stock by "pyramiding," that is, by requesting the Corporation to automatically apply the Share of Shares received upon the exercise of a portion of the Option to satisfy the exercise price for additional portions of the Option.
  11. Incentive Stock Options Not Transferable. Incentive Stock Options granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee.
  12. Purchase of Shares for Investment.
  (a) Investment Intent. Each Optionee and each other person who shall exercise an Option shall represent and agree in writing that all Shares purchased pursuant to such Option will be purchased for investment and not with a view to the distribution or resale thereof.
  (b) Limitations on Resale. Any Shares purchased upon exercise of an Incentive Stock Option granted under the Plan may not be sold or otherwise disposed within two (2) years after the Incentive Stock Option was granted nor within one (1) year from the date the Shares were issued and transferred to the Optionee pursuant to his or her exercise of the Incentive Stock Option, as provided in Subparagraph 9(d) hereof.
  13. Adjustment of Shares. In the event of a merger, consolidation, reorganization, recapitalization, reclassification of stock, stock divided, split-up or other change in the Corporation in the Corporation structure or capitalization of the Corporation affecting the Corporation's common stock as presently constituted, appropriate adjustments shall be made by the Directors in the aggregate number and kind of Shares subject to the Plan, the maximum number and kind of Shares for which Incentive Stock Options may be granted to any one employee and the price per Share for Shares subject to outstanding Options.
  14. Registration or Qualification of Shares. Each Option shall be subject to the condition that, if at any time the Committee shall determine in its discretion that the registration or qualification of the Shares covered thereby under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the delivery of Shares on the exercise thereof, no such Option may be granted or, if granted, delivery of Shares on the exercise thereof shall be deferred , until such registration or qualification shall have been effected.

  15. Time of Granting Options. Neither anything contained in the Plan or in any resolution adopted, or to be adopted, by the Directors or the shareholders of the Corporation, nor any action taken by the Committee shall constitute the granting of an Option. The granting of an Option shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Corporation and the Optionee.
  16. Form of Option. The form of any Option Agreement granted pursuant to the Plan shall contain such terms and provisions (not inconsistent with the terms of the Plan or, in the case of Incentive Stock Options, with the provisions of
Section 422 of the Internal Revenue Code and the regulations promulgated thereunder) as may be approved by the Committee.
  17. Suspension, Amendment or Termination of Plan.
  (a) The Directors shall have the right, at anytime, to suspend, amend or terminate the Plan.
  (b) Notwithstanding the foregoing, no amendment shall increase the total number of Shares that shall be the subject of the Plan or change the formula for determining the purchase price for the Shares subject to Option, unless duly approved by the holders of a majority of the issued and outstanding common stock of the Corporation.
  (c) No amendment shall be adopted which would cause Incentive Stock Options granted under the Plan to cease to qualify a "incentive stock options" under
Section 422 of the Internal Revenue Code.
  (d) No termination of the Plan or action by the Directors in amending or suspending the Plan shall affect or impair the rights of an Optionee under any Option previously granted under the Plan.
  (e) No Option may be granted under the Plan during any written suspension thereof or after the termination thereof.
  18. Effective Date and Term of Plan. The Plan shall become effective at such time as it shall have been approved by a majority vote of both the Directors and the shareholders of the Corporation. The Plan shall continue in effect unless terminated under Section 17 hereof.